Exhibit 10.3

SETTLEMENT AGREEMENT dated as of December 17, 2014
Between SALESFORCE.COM, INC. and BANK OF AMERICA, N.A.

THIS SETTLEMENT AGREEMENT (this “Agreement”) with respect to the Warrants Confirmations (as defined below) is made as of December 17, 2014, between salesforce.com, inc. (“Company”) and Bank of America, N.A. (“Dealer”).
WHEREAS, Dealer and Company entered into a Base Warrants Transaction (the “Base Warrants Transaction”) pursuant to an ISDA confirmation dated as of January 12, 2010, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company 2,635,807 warrants (as amended, modified, terminated or unwound from time to time, the “Base Warrants Confirmation”);
WHEREAS, Dealer and Company entered into an Additional Warrants Transaction (the “Additional Warrants Transaction” and, together with the Base Warrants Transaction, the “Warrants Transactions”) pursuant to an ISDA confirmation dated as of January 15, 2010, which supplements, forms a part of, and is subject to an agreement in the form of the 2002 ISDA Master Agreement, pursuant to which Dealer purchased from Company 395,372 warrants (as amended, modified, terminated or unwound from time to time, the “Additional Warrants Confirmation” and, together with the Base Warrants Confirmation, the “Warrants Confirmations”); and
WHEREAS, the Company has requested full settlement of the Warrants Transactions.
NOW, THEREFORE, in consideration of their mutual covenants herein contained, the parties hereto, intending to be legally bound, hereby mutually covenant and agree as follows:
1.    Defined Terms. Any capitalized term not otherwise defined herein shall have the meaning set forth for such term in the Warrants Confirmations, as applicable. In the event of any inconsistency between the definitions set forth in the Warrant Confirmations and this Agreement, this Agreement shall govern.

2.    Settlement. Notwithstanding anything to the contrary in the Warrants Confirmations, Company and Dealer agree that the Warrants Transactions shall be settled in accordance with this Agreement in lieu of the settlement provisions set forth in the Warrants Confirmations, and that following such settlement, all of the respective rights and obligations of the parties under the Warrants Confirmations shall be settled in full, subject to paragraph 4 below.

3.    Deliveries. On the third Scheduled Trading Day following the final Averaging Date or, if such day is not a Clearance System Business Day, on the next Clearance System Business Day immediately following such day (the “Unwind Settlement Date”), Company shall deliver to Dealer the Warrant Settlement Amount. The “Warrant Settlement Amount” shall mean a number of Shares determined by the Calculation Agent by reference to the Average VWAP using the table set forth in Schedule A attached hereto (using linear interpolation or commercially reasonable extrapolation by Dealer, as applicable, to determine the Warrant Settlement Amount for any Average VWAP not specifically appearing in Schedule A).

4.    Valuation. “Averaging Date” means the First Averaging Date and each of the 14 Exchange Business Days thereafter. “First Averaging Date” means the first Scheduled Trading Day immediately following the day that Company delivers the Averaging Period Commencement Notice. The “Averaging Period Commencement Notice” means written notice by the Company to Dealer that the Company has received notice from Goldman, Sachs & Co. that the final averaging date under the substantially similar warrant settlement agreement entered into between Issuer and Goldman, Sachs & Co. has occurred (the “Prior Unwind Notice”), which Averaging Period Commencement Notice shall be delivered by the Company prior to 4:00 P.M. (New York City time) on the first Scheduled Trading Day immediately following the day on which the Prior Unwind Notice was received; provided that such notice shall not include any other information about the nature of such postponement or its applicability to Company or otherwise communicate any material nonpublic information about Company or the Shares to Dealer. “Average VWAP” means the arithmetic average of the VWAP Prices for all Averaging Dates. “VWAP Price” for any Averaging Date means the Rule 10b-18 dollar volume weighted average price per Share for such day based on transactions executed during such day, as reported on Bloomberg page CRM <equity> AQR SEC (or any successor thereto) or, in the event such price is not so reported on such day for any reason or is manifestly incorrect, as reasonably determined by Dealer using a volume weighted method. Notwithstanding the foregoing, if any Averaging Date is a Disrupted Day, then the consequence shall be Modified Postponement as if this Agreement were a “Transaction” under the Equity Definitions; provided that notwithstanding anything to the contrary in the Equity Definitions, if a Market Disruption Event occurs on any Averaging Date, Dealer may, if appropriate in light of market conditions, regulatory considerations or otherwise, take any or all of the following actions: (i) postpone the final Averaging Date in accordance with Modified Postponement (as modified herein) and/or (ii) determine that such Averaging Date is a Disrupted Day only in part, in which case Dealer may (x) determine the VWAP Price for such Disrupted Day based on Rule 10b-18 eligible transactions in the Shares on such Disrupted Day taking into account the nature and duration of such Market Disruption Event and (y) determine the Average VWAP based on an appropriately weighted average instead of the arithmetic average described in the definition of “Average VWAP” above. Dealer shall promptly (but in no event later than 5:00 P.M. (New York City time) on such Disrupted Day) notify Company if any Exchange Business Day scheduled to be an Averaging Date is a Disrupted Day, which notice shall specify the manner in which such scheduled Averaging Date and any other scheduled Averaging Dates will be postponed, if applicable. Any Exchange Business Day on which, as of the date hereof, the Exchange is scheduled to close prior to its normal close of trading shall be deemed not to be an Exchange Business Day; if a closure of the Exchange prior to its normal close of trading on any Exchange Business Day is scheduled following the date hereof, then such Exchange Business Day shall be deemed to be a Disrupted Day in full. Section 6.3(a) of the Equity Definitions is hereby amended (A) by deleting the words “during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,” in clause (ii) thereof and (B) by replacing the words “or (iii) an Early Closure.” therein with “(iii) an Early Closure, (iv) a Regulatory Disruption or (v) a Limit Price Event.” “Limit Price Event” shall have the meaning set forth on Schedule A to this Agreement. Section 6.6(a) of the Equity Definitions is hereby amended by replacing the word “shall” in the fifth line thereof with the word “may,” deleting “and (ii)” in the fifth line thereof, and by deleting clause (i) thereof, and Section 6.7(c)(iii)(A) of the Equity Definitions is hereby amended by replacing the word “shall” in the sixth and eighth line thereof with the word “may.” Notwithstanding the foregoing, if the final Averaging Date has not otherwise occurred prior to April 17, 2015, such date shall be the final Averaging Date and this Agreement shall govern the settlement of only a portion of the Warrants Transactions (the “Early Settled Warrants Transactions”) representing the proportion of the number of originally scheduled Averaging Dates that have actually occurred on or prior to such final Averaging Date to the total number of originally scheduled Averaging Dates, as determined by the Calculation Agent (making appropriate adjustment for any partially Disrupted Days). In such event, (i) the Warrant Settlement Amount shall be reduced proportionally by the Calculation Agent and (ii) the Number of Warrants for each Component of the Warrants Transactions shall be proportionally reduced by the Calculation Agent (with the Calculation Agent determining any commercially reasonable rounding of the Number of Warrants for individual Components to achieve the appropriate proportional reduction in the aggregate Number of Warrants) to reflect the portion of the Warrants Transactions that are Early Settled Warrants Transactions, and the Warrants Transactions will otherwise remain in full force and effect and shall be settled in accordance with their terms. For the avoidance of doubt, if the Averaging Period Commencement Notice has not been delivered prior to the Scheduled Trading Day prior to April 17, 2015, there will be no Averaging Dates under this Agreement and all of the Warrant Transaction will remain in full force and effect and will be settled in accordance with their terms.

5.    Representations and Warranties of Company. Company represents and warrants to Dealer (and agrees with Dealer in the case of Section 5(g) and 5(k)) on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with;

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law));

(e) each of it and its affiliates is not in possession of any material nonpublic information regarding Company or the Shares;

(f) it is not entering into this Agreement to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(g) neither Company nor any of its Affiliates or agents shall take any action that would cause Regulation M under the Exchange Act (“Regulation M”) to be applicable to any purchases of Shares, or any security for which the Shares are a reference security (as defined in Regulation M), by Company or any of its affiliated purchasers (as defined in Regulation M) on any Averaging Date;

(h) Company shall, at least one day prior to the first Averaging Date, notify Dealer of the total number of Shares purchased in Rule 10b-18 purchases of blocks pursuant to the once-a-week block exception contained in Rule 10b-18(b)(4) by or for Company or any of its affiliated purchasers during each of the four calendar weeks preceding the first Averaging Date and during the calendar week in which the first Averaging Date occurs (“Rule 10b-18 purchase”, “blocks” and “affiliated purchaser” each being used as defined in Rule 10b-18);

(i) Company shall (i) notify Dealer prior to the opening of trading in the Shares on any Averaging Date on which Company makes, or expects to be made, any public announcement (as defined in Rule 165(f) under the Securities Act of 1933, as amended (the “Securities Act”) of any merger, acquisition, or similar transaction involving a recapitalization relating to Company (other than any such transaction in which the consideration consists solely of cash and there is no valuation period), (ii) promptly notify Dealer following any such announcement that such announcement has been made, and (iii) promptly deliver to Dealer following the making of any such announcement a certificate indicating (A) Company’s average daily Rule 10b-18 purchases (as defined in Rule 10b-18) during the three full calendar months preceding the date of the announcement of such transaction and (B) Company’s block purchases (as defined in Rule 10b-18) effected pursuant to paragraph (b)(4) of Rule 10b-18 during the three full calendar months preceding the date of the announcement of such transaction, and Company shall promptly notify Dealer of the earlier to occur of the completion of such transaction and the completion of the vote by target shareholders; Company acknowledges that any such public announcement may result in a Regulatory Disruption; accordingly, Company acknowledges that its actions in relation to any such announcement or transaction must comply with the standards set forth in Section 12;

(j) without the prior written consent of Dealer, Company shall not, and shall cause its Affiliates and affiliated purchasers (each as defined in Rule 10b-18) not to, directly or indirectly (including, without limitation, by means of a cash-settled or other derivative instrument) purchase, offer to purchase, place any bid or limit order that would effect a purchase of, or commence any tender offer relating to, any Shares (or an equivalent interest, including a unit of beneficial interest in a trust or limited partnership or a depository share) or any security convertible into or exchangeable for Shares during the Relevant Period, and no Other Dealer Warrant Settlement Agreement shall have averaging dates that are Averaging Dates under this Agreement;

(k) the provisions of Sections 9.8, 9.9, 9.11 (except that the Representation and Agreement contained in Section 9.11 of the Equity Definitions shall be modified by excluding any representations therein relating to restrictions, obligations, limitations or requirements under applicable securities laws arising as a result of the fact that Company is the Issuer of the Shares) and 9.12 of the Equity Definitions will be applicable as if this Agreement were a “Transaction” under the Equity Definitions and “Physical Settlement” were applicable; and

(l) on the date hereof, and on each day during the Relevant Period, Company is not, or will not be, “insolvent” (as such term is defined under Section 101(32) of the U.S. Bankruptcy Code (Title 11 of the United States Code) and Company would be able to purchase a number of Shares equal to the aggregate Number of Shares under the Warrants Transactions in compliance with the corporate laws of the jurisdiction of its incorporation.

6.    Representations and Warranties of Dealer. Dealer represents and warrants to Company on the date hereof that:

(a) it has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance;

(b) such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any material contractual restriction binding on or affecting it or any of its assets;

(c) all governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

(d) its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

7.    Account for Delivery to Dealer:

Bank of America NA
New York, NY
SWIFT: BOFAUS3N
Bank Routing: 026-009-593
Account Name: Bank of America
Account No. : 0012334-61892
DTC #0161

8.     Governing Law. This Agreement and any dispute arising hereunder shall be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine).

9.     Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

10.    No Reliance, etc. Company confirms that it has relied on the advice of its own counsel and other advisors (to the extent it deems appropriate) with respect to any legal, tax, accounting, or regulatory consequences of this Agreement, that it has not relied on Dealer or its affiliates in any respect in connection therewith, and that it will not hold Dealer or its affiliates accountable for any such consequences.

11.    Designation by Dealer. The provisions of Section 8(l) of the Warrants Confirmations shall apply to the settlement contemplated hereby.

12.    Additional Acknowledgements and Agreements. Company acknowledges and agrees that Dealer may, during the period from the First Averaging Date to the final Averaging Date (the “Relevant Period”), purchase Shares in connection with this Agreement. Such purchases will be conducted independently of Company. The timing of such purchases by Dealer, the number of Shares purchased by Dealer on any day, the price paid per Share pursuant to such purchases and the manner in which such purchases are made, including without limitation whether such purchases are made on any securities exchange or privately, shall be within the absolute discretion of Dealer. It is the intent of the parties that this Agreement comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act, and the parties agree that this Agreement shall be interpreted to comply with the requirements of Rule 10b5-1(c), and Company shall not take any action that results in this Agreement not so complying with such requirements. Without limiting the generality of the preceding sentence, Company acknowledges and agrees that (A) Company does not have, and shall not attempt to exercise, any influence over how, when or whether Dealer effects any purchases of Shares in connection with this Agreement, (B) during the period beginning on (but excluding) the date hereof and ending on (and including) the last day of the Relevant Period, neither Company nor its officers or employees shall, directly or indirectly, communicate any information regarding Company or the Shares to any employee of Dealer or its Affiliates responsible for trading the Shares in connection with the transactions contemplated hereby other than the delivery of the Averaging Period Commencement Notice as provided above, (C) Company is entering into this Agreement in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b‑5 promulgated under the Exchange Act and (D) Company will not alter or deviate from this Agreement or enter into or alter a corresponding hedging transaction with respect to the Shares other than the entry, on or about the date hereof, into similar warrant unwind agreements with the counterparties thereto. Company also acknowledges and agrees that any amendment, modification, waiver or termination of this Agreement must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c) under the Exchange Act. Without limiting the generality of the foregoing, any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5 under the Exchange Act, and no such amendment, modification or waiver shall be made at any time at which Company or any officer or director of Company is aware of any material nonpublic information regarding Company or the Shares.

13.    Agreements and Acknowledgements Regarding Hedging. Company acknowledges and agrees that:

(a) during the Relevant Period, Dealer and its Affiliates may buy or sell Shares or other securities or buy or sell options or futures contracts or enter into swaps or other derivative securities in order to adjust its hedge position with respect to the Warrant Confirmations and this Agreement;

(b) Dealer and its Affiliates also may be active in the market for Shares other than in connection with hedging activities in relation to the Warrant Confirmations and this Agreement;

(c) Dealer shall make its own determination as to whether, when or in what manner any hedging or market activities in Company’s securities shall be conducted and shall do so in a manner that it deems appropriate to hedge its price and market risk with respect to the Average VWAP and/or the VWAP Price; and

(d) any market activities of Dealer and its Affiliates with respect to Shares may affect the market price and volatility of Shares, as well as the Average VWAP and/or the VWAP Price, each in a manner that may be adverse to Company.

14.    Address for Notices to Dealer:

Any notices required to be delivered by the Company to Dealer hereunder shall be delivered to:
Bank of America, N.A.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower at One Bryant Park
New York, NY 10036
Attn: Christopher Hutmaker, Managing Director
Telephone: 646-855-8907
Email: chris.hutmaker@baml.com
Attn: Emanuel Freemark
Telephone: 646-855-6770
Email: emanuel.freemark@baml.com

With a copy to:

Bank of America, N.A.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
Bank of America Tower at One Bryant Park
New York, NY 10036
Attn: Peter Tucker, Assistant General Counsel
Telephone: 646-855-5821
Email: peter.tucker@bankofamerica.com

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

Bank of America, N.A.
By:	/s/ Christopher A. Hutmaker
Name: Christopher A. Hutmaker Title: Managing Director
salesforce.com, inc.
By:	/s/ Mark Hawkins
Name: Mark Hawkins Title: EVP, Chief Financial Officer